                                                                   EXHIBIT 10.18


                                   L E A S E


         THIS LEASE, made as of the 16th day of September, 1988, by and between:

         FLORAL AVENUE ASSOCIATES, L.P.,
         a New Jersey Limited Partnership,
         having an address c/o
         Berger & Bornstein, 237 South Street,
         P.O. Box 2049R, Morristown,
         New Jersey 07960-2049, or its assigns
         (hereinafter referred to as "Landlord")

         and

         RTK CORPORATION, a New Jersey
         corporation, having an address at
         120 Floral Avenue, New Providence,
         New Jersey 07974 (hereinafter
         referred to as "Tenant")


                             W I T N E S S E T H :


         WHEREAS, Landlord owns a building on Floral Avenue, New Providence, Union County, New Jersey containing approximately THIRTY THOUSAND (30,000) square feet; and

         WHEREAS, Tenant wishes to lease said building.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

         1. Demised Premises. Landlord has demised and leased, and by these presents does hereby demise and lease to the Tenant and Tenant has hired and by these presents does hereby hire from Landlord that certain premises comprising the land and the office and industrial building on Floral Avenue, New Providence, New Jersey 07974 (hereinafter "Building"), more particularly shown on Exhibit A attached hereto and made a part hereof, (the premises being leased hereunder to Tenant being hereinafter referred to as "premises" or "demised premises" or "leased premises").

         2.  Term.

             a. The term of this Lease shall be for a period of ten (10) years beginning on December 15, 1988, and ending on December 14, 1998 ("Initial Term"). The words "lease year" shall mean a period of twelve (12) successive calendar months.

                  b. Landlord shall deliver the demised premises to Tenant in an "as is" condition, except for Landlord's work as contained on Exhibit B attached hereto (which work will be done in a good and workmanlike manner) and except that Landlord shall fulfill all of its obligations contained in paragraph 11 hereof. Tenant shall be responsible for all leasehold improvements at its cost and expense, except such as relate to Landlord's work set forth on Exhibit B. Landlord shall be responsible for all defects of workmanship and materials on work performed by Landlord contained on Exhibit B from the Commencement Date ("Commencement Date") to a date two years thereafter.

         3. Rent.

                  a. Payment of rent shall commence on December 15, 1988, except if (i) Landlord shall not substantially complete its inside work on the space by said date, rental shall not commence until such date as Landlord substantially completes its inside work on the space and obtains a Temporary or Permanent Certificate of Occupancy; or (ii) in the event that Tenant shall take occupancy and operates its business of any portion of the space prior to said date, the rental shall commence as of said occupancy date. Landlord agrees to give Tenant ten (10) days written notice of the commencement of the term of the Lease. In the event that Landlord shall provide Tenant with a Temporary Certificate of Occupancy, Landlord will diligently proceed to obtain a Permanent Certificate of Occupancy. Tenant may begin any work from the date hereof Tenant may wish to do so long as said work does not unreasonably interfere with Landlord's work. Landlord agrees that it shall diligently correct any "punch list" items that are Landlord's responsibility under this Lease.

                  Anything contained hereto to the contrary notwithstanding, the parties acknowledge that any outside work may require site plan approval from the Township of New Providence and that no outside work may begin until site plan approval is obtained. Landlord agrees to diligently commence obtaining such approvals and shall diligently prosecute such applications to conclusion and thereupon diligently commence all necessary construction. The parties agree that notwithstanding Landlord's failure to complete said outside work, Tenant shall take occupancy of the demised premises and commence full payment of rent as set forth above. If for any reason the outside work as set forth on Exhibit B shall not be completed by June 30, 1989, rent in the amount of One Hundred Sixty-Six and 66/100 ($166.66) Dollars per day ("Penalty") shall abate until such time as Landlord shall complete the outside work. In the event that Landlord shall be denied governmental approval for the outside work, Tenant shall have the right, within ten days after receipt of written notice by Landlord with a copy of the denial of governmental approval to either (i) cancel this Lease effective not less than sixty (60) days nor more than one hundred twenty (120) days from the date Tenant notifies Landlord or (ii) reduce the Penalty above to Fifty ($50.00) Dollars per day. Failure of Landlord to receive written notice from Tenant within said ten (10) day period shall be deemed to be an election of Tenant under (ii) above. Time shall be deemed of the essence.

                  b. In the event that the Commencement Date does not occur by December 15, 1988, Tenant may elect by written notice to Landlord received by Landlord no later than December 31, 1988 to postpone the Commencement Date until February 1, 1989. In such event, notwithstanding the Commencement Date occupancy prior to February 1, 1989, the Commencement Date shall not deemed to have occurred until February 1, 1989, unless Tenant shall take occupancy and operates it business prior to said date. Anything contained herein to the contrary notwithstanding, Landlord shall in no ????? Tenant in anyway in the event that the Commencement occurs after December 15, 1988. In all events, if Landlord has not delivered the premises for Tenant's occupancy, with the interior work completed, prior to March 1, 1989, Tenant shall have the right, by written notice to Landlord not later than March 10, 1989, to terminate this Lease. Such termination shall be Tenant's sole remedy. Time shall be deemed of the essence.

                  c. Tenant covenants and agrees to pay Landlord during the term of this Lease a fixed annual rental for said demised premises in equal monthly installments as follows:

                                    FIXED ANNUAL               MONTHLY
             PERIOD                    RENTAL               INSTALLMENTS
             ------                 ------------            ------------
       First Lease Year
       Second Lease Year
       Third Lease Year
       Fourth Lease Year
       Fifth Lease Year
       Sixth Lease Year
       through Seven and
         One-Half
       Seven and One-Half
         through Tenth

                  d. Except as otherwise provided, all payments of rent shall be made by the Tenant to the Landlord without notice or demand in equal monthly installments, in advance, without set-off or deduction of any kind (except in the case of a judgment obtained by Tenant), and shall be due and payable on the first day of each and every calendar month of each lease year. In the event that the Commencement Date shall be other than the first (1st) day of the month, the rent shall be pro rated on a per diem basis.

                  3. In the event Tenant shall fail to pay within ten (10) days of the date due any fixed rent rent installment as provided herein, Landlord may impose a late charge of Five Hundred ($500.00) Dollars for any such late payment. Said charge to be immediately due and payable with the installment if the Landlord demands same.

                  f. Except as otherwise expressly provided herein, the parties hereto agree that the fixed annual rent payable hereunder shall be totally net to the Landlord so that this Lease shall yield to Landlord at least the amount of the fixed annual rent specified herein during each lease year throughout the term of this Lease.

                  g. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rent reserved hereunder, said additional amount shall, at the option of the Landlord, if not paid when due, be deemed additional rent, and collectible as such with any installment of rent thereafter falling due hereunder. Nothing contained in this subparagraph shall be deemed to suspend or delay the obligation of Tenant to pay any and all other sums as and when due hereunder, nor otherwise limit or circumscribe any other remedy of Landlord.

         4. Option to Renew.

                  a. So long as Tenant shall not be in default of a monetary obligation or a material non-monetary obligation under this Lease beyond the applicable grace periods, Tenant shall have the option to renew this Lease for a term of Ten (10) years ("Option Period"), with said extended term commencing on the day after the last day of the Initial Term and terminating Ten (10) years thereafter upon the same terms and conditions as contained in this Lease except as otherwise provided.

                  b. The option is exercisable by Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving Landlord written notice of its election to extend the Initial Term not later than One Hundred Eighty (180) days prior to the termination date of the Initial Term. If Landlord does not receive such notice within said time, Landlord shall notify Tenant of such fact. Tenant shall have ten (10) days from receipt of said notice from Landlord to then exercise its option by written notice to Landlord received within said ten (10) day period. Strict compliance with the conditions of the option and the exercise thereof is deemed material to the parties and time for exercise is of the essence. Failure to so exercise shall be deemed a waiver of this option by Tenant, in which event this Lease shall expire on the termination date for the Initial Term.

                  c. The fixed annual rental during the first thirty (30) months of the Option Period shall be equal to the fixed annual rental during the last thirty months of the Initial Term increased by a fraction, the numerator of which is the Revised Consumer Price Index for Urban and Clerical Workers-All Items, N.Y.C., N.Y. - Northeastern New Jersey, ("CPI"), (BASE - 1982-84 = 100) (or any successor or similar index, if subsequently discontinued), for the last day of the Initial Term, and the denominator is the CPI for the calendar month of the last day of the ninetieth month of the Initial Term. However, in no event shall said percentage increase in the fixed annual rental for this time period exceed eight (8%) percent per annum nor be less than Four (4%) Percent per annum. Until the CPI calculation can be made, Tenant shall pay a fixed annual rental equal to the fixed annual rental for the last year of the Initial Term, with any deficiency paid in the month following Landlord's notice setting forth the fixed annual rental calculated in accordance with this paragraph.

                  d. Tenant covenants and agrees to pay Landlord during the second thirty (30) months of the Option Period a fixed annual rental equal to the fixed annual rental for the first thirty (30) months of the Option Period increased by the percentage increase in the CPI for the period from the first day of the first thirty (30) months of the Option Period to the last day of the first thirty (30) months of the Option Period. However, in no event shall said percentage increase in the fixed annual rental for this time period exceed eight (8%) Percent per annum nor be less than Four (4%) Percent per annum. Until the CPI calculation can be made, the same rent percentage paid shall be paid with any deficiency paid in the month following Landlord's notice setting forth the fixed annual rental calculated in accordance with this paragraph.

                  e. Tenant convenants and agrees to pay Landlord during the third thirty (30) months of the Option Period a fixed annual rental equal to the fixed annual rental for the second thirty (30) months of the Option Period increased by the percentage increase in the CPI for the period from the first day of the second thirty (30) months of the Option Period to the last day of the second thirty (30) months of the Option Period. However, in no event shall said percentage increase in the fixed annual rental for this time period exceed eight (8%) Percent per annum nor be less than Four (4%) Percent per annum. Until the CPI calculation can be made, the same rent percentage paid shall be paid with any deficiency paid in the month following Landlord's notice setting forth the fixed annual rental calculated in accordance with this paragraph.

                  f. Tenant covenants and agrees to pay Landlord during the fourth thirty (30) months of the Option Period a fixed annual rental equal to the fixed annual rental for the third thirty (30) months of the Option Period increased by the percentage increase in the CPI for the period from the first day of the third thirty (30) months of the Option Period to the last day of the third thirty (30) months of the Option Period. However, in no event shall said percentage increase in the fixed annual rental for this time period exceed eight (8%) Percent per annum nor be less than Four (4%) Percent per annum. Until the CPI calculation can be made, the same rent percentage paid shall be paid with any deficiency paid in the month following Landlord's notice setting forth the fixed annual rental calculated in accordance with this paragraph.

         5.       Real Estate Taxes and Assessment.

                  a. The Tenant agrees during the term of the Lease to pay as additional rent an amount equal to all the real estate taxes, assessments and other governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind nature, assessed against the Building. Tenant shall pay to Landlord said sums on an estimated basis in equal monthly installments. Tenant shall have the right to institute a proceeding challenging the amount of the real estate assessment for the Building. Landlord will cooperate with Tenant and will execute all documents necessary to challenge any such assessment. Landlord shall not be obligated to bring any action seeking a reduction in the assessment. Anything herein to the contrary notwithstanding, Tenant shall, as to special assessments payable in installments, pay each such installment (assuming the lowest possible installment under said assessment) payable during the term of this Lease as the same becomes due. If such sum cannot be paid in installments than one-tenth (1/10th) of such sum shall be paid in each lease year. Within ninety (90) days after the expiration of each calendar year, Landlord shall submit a statement showing the total taxes, assessments and other government charges paid for such year. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded or are less than actual payments made for the preceding calendar year, then (i) if said actual payments are less, Tenant shall pay Landlord such deficiency within thirty (30) days of said billing or (ii) said actual payments are more, Landlord shall return such sum to Tenant with such statement. Landlord warrants and represents that there are no special assessments as of the date hereof.

                  b. If at any time during the term of this Lease, under the laws of the State of New Jersey, or any political subdivision thereof, a tax on rents is assessed against the Landlord or the basic rent, as a substitution in whole or in part, for a real estate tax, assessment, water rent, rate or charge, sewer rent, or other governmental imposition or charge with respect to the premises, Tenant shall pay its pro rata share of the same, provided such tax is calculated as if the Building were the only property owned by Landlord. Tenant shall not be responsible for franchise or income taxes of Landlord.

         6. Utilities. Tenant shall pay for all charges for electric, water, sewer and gas attributable to the demised premises directly to the utility providing same.

         7. Parking Area and Landscaping (Common Areas). Tenant shall be responsible to take care of all common areas at Tenant's own cost and expense, except that in the event that Landlord shall receive a written complaint from any governmental authority or Landlord's mortgagee concerning the way in which the outside common areas are maintained, Landlord shall give Tenant notice to cure the items set forth in the complaint. In the event that Tenant shall not cure said items within ten (10) days of the date of receipt of said notice by Tenant, or if Landlord shall receive a second complaint after Tenant shall have timely cured the items in the first complaint, Landlord thereafter may maintain said common areas and Tenant shall be responsible for paying to Landlord on an estimated basis, a sum, in equal monthly installments, to cover the cost of the common area maintenance for the operation, repair and maintenance of common areas, including, but not limited to, grounds maintenance, landscaping, snow and ice removal and driveway areas. In the event that Tenant has overpaid or underpaid said sum on an annual basis, said underpayment or overpayment shall be refunded to Tenant or paid by Tenant to Landlord.

         8.       Use and Operation of Premises.

                  a. Throughout the term of this Lease, Tenant covenants to continuously use the demised premises solely for any lawful use.

                  b. Tenant agrees not to use the premises for any purpose or use other than that indicated in subparagraph

a. above and Tenant specifically covenants not to permit the premises to be used for any unlawful purpose, nor commit nor suffer any waste. Tenant may install a dish at Tenant's own cost and expense so long as Tenant complies with all applicable governmental regulations.

                  c. Tenant shall not store any material, supplies or products outside the Building, except in the fenced in area provided by Landlord.

         9. Insurance.

                  a. Tenant agrees to pay for insurance for the Building, including, but not limited to, all insurance for loss or damage by fire and all other casualties ordinarily included in extended coverage (not to exceed fair market value), public liability insurance, and insurance for the payment of rent and all other insurance of any type, kind or description as in customarily maintained on properties such as the subject in the State of New Jersey with such companies and in such amounts as the Landlord shall reasonably deem advisable to maintain for the Building. Said insurance shall name Landlord and Tenant as insureds as their interests may appear. Landlord agrees to insure the Building of its full replacement value above foundations. Said sum shall be paid to Landlord on an estimated basis in equal monthly installments. In the event that Tenant has overpaid or underpaid said sum on an annual basis, said underpayment or overpayment shall be refunded to Tenant or paid by Tenant to Landlord. All insurance obtained by Landlord and Tenant shall contain provisions allowing for full waiver of subrogation against the other and each of Landlord and Tenant hereby respectively release the other from any liability for damage required to be insured hereunder by Landlord and Tenant, respectively.

                  b. Landlord shall, during the entire term hereof keep in full force and effect a policy (blanket or otherwise) of Comprehensive General Liability Insurance, with contractual liability endorsement, with respect to the demised premises as to which the limits of liability shall not be less than ONE MILLION ($1,000,000.00) DOLLARS per person and THREE MILLION ($3,000,000.00) DOLLARS per accident or occurrence and in which the property damage liability shall not be less than ONE HUNDRED THOUSAND ($100,000.00) DOLLARS. The policy shall name the Landlord, principals of Landlord and Tenant as named insureds, and shall contain clauses
(i) that all provisions thereof, except the limits of liability, shall operate in the same manner as if that were a separate policy covering each insured, and
(ii) that the insurer will not change, modify or cancel the insurance without first giving the Tenant ten (10) days' prior written notice. A copy of the policy or a certificate of insurance shall be delivered to Tenant on or before the Commencement Date.

                  c. Landlord shall have the right, at its discretion, to reasonably increase, alter, modify, amend, add to or replace the insurance requirements for Tenant, but in no event shall the amount of the insurance purchased exceed replacement cost.

                  d. In the event that Tenant can purchase insurance from companies of equal quality as maintained by Landlord at a less expensive rate, Landlord shall either match said cost or purchase said insurance through Tenant's agents.

         10.      Fire Damage.

                  a. If, after the date hereof, the demised premises or any part of the Building of which the demised premises are a part, are damaged by fire, enemy action, or other casualty (such damage being hereafter called "fire damage"), Landlord shall restore said premises, except that Landlord shall have the option not to restore if:

                           (i) there shall be remaining less than three (3)
years on Tenant's Lease after exercise of any options exercisable by Tenant; or

                           (ii)  if Landlord is unable to obtain any necessary
governmental approvals necessary to restore within ninety (90) days of its application for same, after using reasonable diligence to obtain same during said ninety (90) day period. Landlord agrees to apply for any necessary approvals within thirty (30) days of the damage.

                  b.       If Landlord shall, in accordance with subparagraph
a. above, elect not to repair or restore said premises, this Lease shall terminate on the date of occurrence of the fire damage.

                  c. If for any reason Landlord shall not restore the Building within one hundred eighty (180) days from the date that Landlord obtains its governmental approval, Tenant shall have a right exercisable by written notice received by Landlord within Fifteen (15) days of the expiration of said one hundred eighty (180) day period, to terminate this Lease. Time shall be of the essence.

                  d. During any time Tenant cannot use all or a portion of the demised premises, there shall be a proportionate abatement of rent.

         11.      Repairs and Alterations.

                  a. Landlord shall put all electrical, plumbing and HVAC systems in good working order and have all utilities available on commencement of the Lease term. Landlord shall maintain the roof and structural elements of the building during the term of this Lease, and HVAC system for two years from the date rent commences, so long as any defects are not caused by willful acts or negligence of Tenant. Except for Landlord's obligations as aforesaid, Tenant agrees to maintain and repair the demised premises including any equipment exclusively serving same and loading areas (hereafter collectively referred to as demised premises). Landlord shall assign to Tenant any warranties that Landlord may obtain on any installation of equipment exclusively serving the demised premises. The Tenant covenants that throughout the term of this Lease it will take good care of the demised premises, including any alterations, changes and improvements at any time erected thereon, and to keep same in good order and repair, and shall promptly make, at its sole cost and expense all repairs to same, including, but not limited to, all electrical, air-conditioning, ventilation, heating, plumbing and other mechanical installations therein. At the end of the term or other termination of this Lease, Tenant shall deliver the demised premises with all improvements thereon in working order, reasonable wear and tear only excepted. Tenant shall not be responsible for acts of the Landlord or its agents.

                  b. Landlord covenants that at the commencement of the term of this Lease, the premises shall be delivered in a "broom clean" and vacant condition and shall comply with all "Legal Requirements" (defined below). Tenant shall, during the term of this Lease, at its sole cost and expense, promptly comply with and make any repair required by Legal Requirements which shall mean collectively (i) any statute, ordinance, rule, order, regulation, or requirement of the federal, state and municipal government and any and all departments, agencies, bureaus and subdivisions thereof having jurisdiction thereover and
(ii) all rules, ordinances and regulations of the Board of Fire Underwriters. Anything contained herein to the contrary notwithstanding, Tenant shall not be responsible for any structural changes as result of a Legal Requirement. Further in the event of a "Legal Requirement" which does not arise to after the Fifth Lease Year, Tenant shall only be responsible for a sum equal to the first Ten Thousand ($10,000.00) Dollars of such costs required by any such "Legal Requirement" plus a sum equal to one tenth of the cost of such excess each lease year (including any options exercised by Tenant) payable on the anniversary of the completion of the work by Landlord. Landlord's costs for said work shall be equal to Landlord's actual out of pocket costs for said work plus any interest on any unamortized balance at the rate of 10% per annum. Tenant shall pay for the first Ten Thousand ($10,000.00) Dollars of the cost of such "Legal Requirement" upon completion of the work by Landlord.

                  c. Tenant shall have the right during the term of this Lease to make alterations to the building and improvements subject to the following conditions: (i) any and all governmental permits and authorizations, if any, required therefor shall have been obtained prior to the undertaking of said alterations or improvements; (ii) no structural alteration or improvement shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord (which consent will not be unreasonably withheld or conditioned); (iii) all alterations and improvements when completed shall be of such character as shall not reduce, or otherwise adversely affect, the value of the demised premises or building, reduce the cubic content of the building, affect the structural soundness of the building, nor change the character of the building as to use; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with the building and zoning laws of the place in which the demised premises are located, and with all Legal Requirements; (v) said alteration or improvement shall be completed free of liens for labor and materials supplied or claimed to have been supplied to the demised premises; and (vi) Tenant shall, at its sole cost and expense, cause adequate builders risk insurance therefor to be maintained, including statutory workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against the Landlord, the Tenant or the demised premises; and general liability insurance for the mutual benefit of the Tenant and the Landlord with limits of not less than ONE MILLION ($1,000,000.00) DOLLARS in the event of injury to one person and of not less than THREE MILLION ($3,000,000.00) DOLLARS in the event of injury to any number of persons in any one accident, and with limits of not less than ONE HUNDRED THOUSAND ($100,000.00) DOLLARS for property damage at times when any work is in process in connection with any alteration or improvements. Landlord reserves the right to reasonably increase, modify or expand the insurance requirements under this paragraph. At the completion of any work performed hereunder, Tenant shall supply Landlord with an affidavit of Tenant and an affidavit of the actual or general contractor supervising the work, certifying that the alterations and improvements have been constructed and completed in accordance with the approved plans, if the costs of said improvements exceed Twenty-Five Thousand ($25,000.00) Dollars. In the event that said costs are less than Twenty-Five Thousand ($25,000.00) Dollars, Tenant's president shall so certify under oath.

                  d. All salvage shall belong to Tenant, but all alterations and improvements which are attached to the building so as to be and become part of the realty shall become part of the premises on termination of the Lease subject to the terms and conditions of this Lease and shall at that time become and remain the property of the Landlord without compensation to Tenant therefor. All trade fixtures, equipment and furnishings in said demised premises at any time installed by Tenant shall remain the property of Tenant and Tenant may remove such property from the demised premises whenever Tenant desires to do so it being the intention of the parties that all such equipment and furnishings be considered as personal property, whether or not attached to any portion of the demised premises. At the expiration or sooner termination of the term of this Lease, Tenant shall peaceably yield up to Landlord the demised premises in the condition in which Tenant was required to maintain the same during the term of this Lease, reasonable wear and tear, and loss or damage due to fire or the elements excepted. Subject as aforesaid, at the expiration of the term of this Lease, Tenant may remove from the demised premises its movable trade fixtures and furnishings belonging to Tenant. Tenant shall repair any damage caused thereby, but shall not be obligated to redecorate.

                  e. If Tenant fails to undertake the repairs, maintenance or replacements in accordance with the provisions of this paragraph or otherwise to comply with said provisions, and Landlord shall have given Tenant thirty
(30) days written notice (except in the case of an emergency) of the failure, the Tenant shall be responsible and liable to the Landlord who may, at its option, proceed to make said repairs and replacements, using such labor and materials as it shall deem necessary, in its sole discretion, for the purposes and shall thereupon charge the total of costs, losses or damages incurred, plus any reasonable attorney fees, plus interest thereon at a variable rate equal to two (2%) percent above the daily prime interest rate set by Chase Manhattan Bank, N.Y.C., N.Y. to and against Tenant which shall be due and payable as part of the next month's rent. The provisions of this subparagraph are in addition to the rights and remedies of the respective parties as provided in this Lease or as permitted by law.

         12.  Eminent Domain.

                  a. If the total demised premises are taken, acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, or by private purchase in lieu thereof, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

                  b. Landlord agrees that it will, with all reasonable dispatch, at its expense, rebuild and restore the remaining portion of the premises, and all the appurtenances, equipment, utilities, facilities and installations therein and thereto, to the same condition and tenantability as existed immediately preceding the taking in such manner that the premises shall be a complete and integrated structural, architectural and functional unit similar to, and of equal material and workmanship to, the premises immediately preceding the taking, with all such appurtenances, equipment, utilities, facilities and installations in good working order and condition so as to put the premises in proper order and condition to be used by Tenant for the same purpose as the premises were being used immediately preceding the taking, except that Landlord shall have no obligation to replace or rebuild any item for which Tenant may have been or is compensated for as a result of the taking. Anything contained herein to the contrary notwithstanding, Landlord shall have the option not to restore if:

                           (i)  there shall be remaining less than three (3)
years on Tenant's lease after exercise of any options exercisable by Tenant; or

                           (ii)  if Landlord is unable to obtain any necessary
governmental approvals necessary to rebuild within ninety (90) days of its application for same, after using reasonable diligence to obtain same during said ninety (90) day period. Landlord agrees to apply for any necessary approvals within thirty (30) days of the taking.

                  c.  Tenant shall have the right to terminate this Lease if
(i) the number of parking spaces are reduced by more than ten (10); (ii) Landlord cannot provide Tenant with reasonable substitute access or loading to the premises if loading or access are taken or (iii) Landlord shall not have substantially completed any required repairs within one hundred eighty (180) days of the date Landlord obtains its governmental approvals. In any of the above events, Tenant shall exercise its right of termination by written notices to Landlord, received within Thirty (30) days of expiration of the happening of any of said events. Time shall be deemed of the essence.

                  d. The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. All rent or other charges paid or payable by Tenant to Landlord shall be adjusted as of the date of said taking on a proportional basis to reflect the amount of space which shall continue to be usable by Tenant. Rent and all other charges shall abate during any period in which Tenant ceases to operate by reason of the taking and restoration. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date thereof shall be refunded to Tenant and all liability of Tenant under this Lease shall terminate.

                  e. Landlord reserves to itself alone all rights to damages or compensation accruing on account of any such taking comprising and included in the demised premises as aforesaid or by reason of any act of any public or quasi-public authority for which damages are payable, except that Tenant may assert any independent claim for its fixtures, moving expenses and leasehold improvements installed by Tenant.

         13.      Indemnity and Liability for Injury and Loss.

                  a. Except for negligence or its willful acts, Landlord (i) shall not be liable to Tenant or any other person on or about the demised premises for any damage either to person or property; (ii) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, sewer, heat, gas, electrical current for light and power, telephone or any other service by any public utility; and (iii) nor be liable for any damage or injury by water, sewage, steam, electricity, gas, electrical current for light and power, telephone or any other service by any public utility; and (iv) nor be liable for any damage or injury by water, sewage, steam, electricity, gas, rain, ice or snow which may be sustained by said Tenant or other person. Except that if utilities are interrupted because of Landlord's negligence, Tenant shall be entitled to a reasonable rent abatement for the time for which said utilities are interrupted.

                  b. Tenant shall indemnify, defend and save Landlord harmless from and against all injuries, liability, expense, claim or damage to any person or property while on the demised premises, arising out of the use or occupancy of the demised premises by Tenant, except for Landlord's negligence or willful acts.

         14. Lease Subordination and Non-Disturbance.

                  a. This instrument shall not be a prior lien against the premises in respect to any mortgages that now or hereafter may be placed against the Building and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of granting or recording so long as Landlord shall provide Tenant with a non-disturbance agreement which provides that so long as Tenant shall not be in default in any of the provisions of this Lease, its possession will not be disturbed by such mortgagee. Tenant does hereby agree to accept any mortgagee as the Landlord hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Building by foreclosure or otherwise.

                  b. The term "mortgage" as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

                  c. The provisions of the subordination and attornment contained in this paragraph shall be self-operative and no further instrument of subordination shall be required in order to bind Tenant hereunder so long as any mortgagee of the demised premises shall give Tenant a non-disturbance agreement. In the event Landlord desires confirmation of such subordination and attornment, Tenant shall execute and deliver any instrument which may be required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and the agreement by Tenant to accept the mortgagee as the Landlord and perform under this Lease if the mortgagee acquires title to the Building by foreclosure or otherwise, as shall be desired by any aforesaid mortgagee or proposed mortgagee.

                  d. Tenant shall furnish Landlord (and vice versa), within ten
(10) days of its request, an estoppel certificate relating to the Lease, setting forth the following: (i) that the Lease is in full force and effect, and if not, in what respect it is not; (ii) that the Lease has not been modified, or the extent to which it has been modified; (iii) the amount of monthly rent and date last paid; and (iv) that to the best of its knowledge, there are no existing defaults, or if so, specifying the default.

                  e. Tenant does hereby agree to Landlord, now or hereafter, assigning the rentals under this Lease to a mortgagee, and all extensions, renewals, modifications and replacements thereof.

                  f. Landlord shall use its best efforts to obtain the agreement of any mortgagee who has a lien against the demised premises that any proceeds of insurance or condemnation can be used by Landlord to restore the demised premises. However, Landlord's failure to obtain the agreement of any such mortgagee shall not be deemed a default by Landlord under this Lease nor give rise to any claims by Tenant under this Lease or otherwise.

         15. Defaults, Remedies and Bankruptcy.

                  a. The following shall constitute events of default under this Lease:

                           (1) failure to pay when due any installment of rent
or additional rent reserved herein, or any part of either which failure shall continue for more than ten (10) days after written notice thereof to Tenant;

                           (2) failure in the performance of or compliance with
any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof to Tenant or Landlord, as the case may be except if said performance or compliance cannot be reasonably completed within said thirty (30) days period, Tenant shall have such time as is reasonable so long as Tenant immediately commences performance or compliance and diligently continues to completion;

                           (3) abandonment, vacation or desertion of the
premises or suspension of business at the demised premises for more than thirty
(30) days;

                           (4) if this Lease shall be assigned, sublet, pass to
or devolve upon one other than the Tenant, except as herein provided;

                           (5) the filing by or against Tenant of any petition
with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant shall not be dismissed within ninety (90)

days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the underlying proceeding is not dismissed within ninety (90) days after the commencement thereof; making of a general assignment for the benefit of creditors.

                  b. Upon the occurrence of an event of default, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

                           (1) Landlord may give Tenant a notice (the
Termination Notice) of its intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease (unless cured in said three (3) days), the term and estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing:
(i) Tenant shall remain liable for damages as hereinafter set forth, and
(ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise and may have, hold and enjoy the premises and the right to receive all rental and other income of and from the same as heretofore provided;

                           (2) Landlord may, at Landlord's sole option (without
imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the premises as Tenant's agent or for any occupant of the premises under Tenant, or for its own account or otherwise,
(ii) relet the same for any term, (iii) remodel the same if reasonably necessary or desirable for such reletting purposes and (iv) receive and apply the rent so received to pay all fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any legal fees and expenses arising therefrom, the cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, except to the extent Landlord receives rent therefor and applies the same to Tenant's obligations as aforesaid;

                           (3) Regardless of whether Landlord relets the
premises, or enters or re-enters the same, whether by summary proceedings, termination or otherwise, Tenant will pay Landlord, and be liable to Landlord for, the full amount of all fixed annual rent, additional rent, and other charges then due or thereafter to become due to Landlord hereunder less any sums collected by Landlord during the remaining term of this Lease. Said amount shall be paid by Tenant to Landlord on the days originally fixed herein for payment thereof;

                           (4) If the Landlord or Tenant shall fail to pay any
taxes or make any other payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may after notice to Tenant (or Tenant may after reasonable notice to Landlord), without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of the other. Tenant shall pay to Landlord (or vice versa), on demand, the amount of all sums so paid and all expenses so incurred by Landlord (or Tenant), together with interest, at the rate set forth in subparagraph

15(b)(5) below, on such sums and expenses from the date incurred until payment in full;

                           (5)  Interest on any sums due to Landlord from
Tenant (or vice versa) under this Lease shall accrue from the date such sums became due and payable, at a variable rate equal to two (2%) percent above prime interest rate as set daily by Chase Manhattan Bank, N.Y.C., N.Y.;

                           (6)  Tenant, for itself and on behalf of any and all
persons claiming through or under it, including without limitation, creditors of every kind, hereby waives and surrenders all rights and privileges which it or any of them may have under or by reason of any present or future law to redeem the premises, or to have a continuance of this Lease for the remainder of the term, after being dispossessed or ejected therefrom by process of law or after the termination of this Lease as herein provided.

                  c. The failure on the part of Landlord to re-enter or repossess the premises, or to execute any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Landlord from exercising any such rights upon any subsequent occurring default or defaults. All of Landlord's rights shall be cumulative and shall not preclude the Landlord from exercising any other rights which it may have under law.

                  d. Landlord shall have no duty to mitigate damages which might be the obligation of Tenant under this Lease.

         16. Assignment and Subletting. Tenant shall have the right to assign this Lease or sublet the premises or any part thereof so long as Tenant shall remain primarily liable hereunder; and further provided that said use complies with all governmental requirements. If Tenant shall desire to sublet or assign this Lease, Tenant shall notify Landlord in writing. In the event Tenant notifies Landlord of its intention to assign or sublet this Lease, Landlord shall have the option exercisable within thirty (30) days of the receipt of said notice to cancel this Lease on sixty (60) days notice to Tenant; except that Landlord shall have no such right to cancel if any such assignment or subletting is to a company which has and maintains common ownership with Tenant equal to at least ten (10%) percent nor in the event of a sale of One Hundred (100%) percent of Tenant's stock so long as such successive ownership continues to operate the business of Tenant in substantially the form operated by Tenant. Further, Landlord shall have no right to cancel this Lease under this provision if there is a subletting of less than fifty (50%) percent of the demised premises (in square footage) for a term of less than five (5) years. In the event that Landlord shall elect to cancel this Lease as is provided for herein, Landlord shall pay to Tenant the remaining unamortized costs of Tenant's leasehold improvements as shown on Tenant's most recent federal income tax return so long as Tenant supplies Landlord with copies of Tenant's tax return showing leasehold improvements in detail together with Tenant's request for assignment of rights itemizing said amounts and detailing what each amount was spent for giving receipts for payment, and setting forth the period over which said expenditures are being amortized for period from the commencement of this Lease. Tenant shall further notify Landlord within thirty
(30) days of receipt of any notice of adjustment from any taxing authority if any such amounts or amortization periods are changed at the request of such taxing authority. Time shall be deemed of the essence.


         17. Signs. The Tenant may display any sign, picture, advertisement, awning, merchandise, or notice on the outside of the building of which the demised premises are a part, which shall be in conformance with all governmental regulations.

         18. Miscellaneous.

                  a. Notices. All notices and demands which are required to or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                  To or for Landlord:

                  United States Land Resources, L.P.
                  c/o Berger & Bornstein
                  237 South Street
                  P.O. Box 2049R
                  Morristown, New Jersey 07960-2049

                  To or for Tenant:

                  RTK Corporation
                  120 Floral Avenue
                  New Providence, New Jersey 07974

                  With a copy to:

                  Rand Agins, Esq.
                  Lasser, Hochman, Marcus
                    Guryan & Kuskin
                  75 Eisenhower Parkway
                  Roseland, New Jersey 07068

         Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party or by an assignee or successor of either of them by the giving of written notice to the other sent as above provided. Said notice shall be deemed given two (2) business days after mailing.
                  b. Definition of "Landlord". The term "Landlord" as used in this Lease means only the owner for the time being of the land and building of which the demised premises form a part so that in the event of any sale of said land and building the Landlord making said sale shall be thereafter freed and relieved of all covenants and obligations of Landlord hereunder (except with respect to obligations and covenants relating to the period prior to said sale) provided, however, that the purchaser at any such sale agrees to carry out any and all covenants and obligations of Landlord hereunder.

                  c. Abandonment of Fixtures. If, after the default in payment of rent or violation of any other provision of this Lease or at any time during the term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become property of the Landlord.

                  d. Waiver of Performance. The failure of either party to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instance shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options but the same shall be and remain in full force and effect.

                  e. Landlord's Right of Entry. Landlord or its duly authorized agents or representatives shall have the right to enter upon said premises on all reasonable hours for the purpose of examining the same upon reasonable prior notice or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord's right to enter upon said premises shall be subject to the exercise of ordinary care and caution in doing so and with minor inconvenience with Tenant's business. Landlord or Landlord's duly authorized agents or representatives shall also have the right to show the premises to persons wishing to purchase the same or during the six (6) months next prior to the expiration of the term of the Lease, lease the same.

                  f. Elimination of Liens by Tenant. Tenant shall not suffer or permit or cause any liens of any action to be filed against the demised premises by reason of any cause of Tenant or Tenant's agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged of record by bonding or otherwise, within thirty (30) days after notice thereof. Nothing in this Lease contained shall be deemed to be a consent on the part of the Landlord to subject the demised premises to lien or claim under a mechanic's lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the demised premises.

                  g. Captions. The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of this Lease, nor in any way affect this Lease.

                  h. Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors and, to the extent this Lease is assignable by the terms hereof, the assigns of such parties.

                  i. Real Estate. Tenant will look solely to the estate and property of Landlord in the Building (or the proceeds of sale of the same or proceeds of insurance or condemnation) for the collection of any judgment (or other judicial process) requiring the payment of money or any other obligation of or by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord and in any way relating to this Lease or to the land and improvements of which the demised premises are a part, and no other assets of Landlord or any holder of an interest in the Landlord of the said property shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies.

                  j. Brokerage Commission. Landlord recognizes Douglas Elliman and David T. Houston Company as the brokers who were the procuring cause of this Lease transaction. Landlord agrees to pay said brokers a commission by a separate agreement.

         19. Quiet Enjoyment. So long as Tenant shall not be in default in any of the terms of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the demised premises for the term and any extensions.

         20. Additional Space. Prior to the third (3rd) anniversary of this Lease (unless Tenant properly exercises its option to renew hereunder in which event prior to the sixth (6th) anniversary date of this Lease), Tenant shall be entitled to have Landlord construct one (1) addition to the demised premises so long as Tenant shall not have been in monetary default of this Lease (beyond applicable grace periods) or in material non-monetary default (beyond applicable grace periods) of this Lease. In the event, that Tenant shall request in writing that Tenant is desirous of Landlord building an addition (the additional space to be ten thousand (10,000) square feet of contiguous space) on the plan attached hereto, Landlord shall immediately commence to obtain approvals to do so, so long as:

                  (1) Landlord and Tenant can agree upon the rental for said addition. Landlord and Tenant hereby agree that they shall both act reasonably and with due diligence in attempting to arrive at an agreement. The parties agree that if the parties failure to agree to the contrary within thirty (30) days of the date of Tenant's exercise of its option, rental for the additional space shall be the sum of Ten

($10.00) Dollars per square foot per year increased during the Initial Term or Option Period based upon the CPI increase as is provided herein for the Option Period from the date hereof to the date Tenant takes occupancy of said additional space and increase every thirty (30) months thereafter in the Initial Term and Option Period as is provided for in the Option Period of this Lease; and

                  (2) Landlord's obligation hereunder shall be subject to obtaining all necessary governmental approvals for the construction of said addition. Landlord shall diligently pursue said approvals and diligently commence the construction of said addition upon the receipt of said approvals.

                  The parties acknowledge that the additional space shall be constituted of substantially the same quality and character as Tenant's existing office space, including finishes originally provided by Landlord under this Lease. Upon completion of said improvements, Landlord shall construct a parking area for the total number of cars required by law. Landlord hereby warrants that, as of this date, Landlord has no knowledge of any reason why the demised premises cannot be expanded to the maximum permissible size under existing zoning ordinances.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                       LANDLORD:

                                       FLORAL AVENUE ASSOCIATES, L.P.
                                       BY: UNITED STATES LAND RESOURCES,
                                            L.P., General Partner
                                            BY: UNITED STATES REALTY
                                                 RESOURCES, INC.,
                                                 General Partner

ATTEST:



/s/ Robert A. Bornstein                        By: /s/ Lawrence S. Berger
------------------------------                    ------------------------
ROBERT A. BORNSTEIN, Assistant                    LAWRENCE S. BERGER,
                     Secretary                     President

                                       TENANT:

ATTEST:                                RTK CORPORATION



                                       By: /s/ ROY D. TARTAGLIA
-------------------------------            ------------------------------------



         The obligations of Tenant under this Lease are hereby personally guaranteed. However, the undersigned's liability under this paragraph shall terminate upon the conclusion of the Fifth Lease Year if Tenant shall not be in monetary default (beyond the applicable grace periods) of this Lease during the first five (5) lease years or be in material non-monetary default (beyond the applicable grace periods) under this Lease during the first five (5) lease years.


                                       /s/ ROY D. TARTAGLIA
                                       ------------------------------------
                                       ROY D. TARTAGLIA


                                       /s/ RICHARD A. THOMAS
                                       ------------------------------------
                                       RICHARD A. THOMAS


LSB-001
DISP. 229

                          EXHIBIT B - LANDLORD'S WORK


         1. Landlord shall finish the space in accordance with plans and specifications of Vatche Simonian, dated the 21st day of August, 1988, including handwritten notes.

         2. Landlord shall complete the work shown on the site plan of Kinzler and Ritter/Land Planning, dated June, 1988.


LSB-001
DISP. 229

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of the 10th day of March, 1999 by and between:

                  FLORAL AVENUE ASSOCIATES, L.P.
                  a New Jersey limited partnership
                  c/o Berger & Bornstein, P.A.
                  237 South Street, P.O. Box 2049
                  Morristown, New Jersey 07962-2049
                  (hereinafter referred to as "Landlord")

                  and

                  RTK CORPORATION
                  a New Jersey Corporation
                  having an address at
                  120 Floral Avenue
                  New Providence, New Jersey
                  (hereinafter referred to as "Tenant");

                                   WITNESSETH

         WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into a Lease (the "Lease") dated September 16, 1988, pursuant to which Landlord leased to Tenant an approximate 30,000 square foot building located at 120 Floral Avenue, New Providence, Union County, New Jersey; and

         WHEREAS, the Lease, by its terms, shall expire on May 31, 1999, and Landlord and Tenant have agreed to extend the term of the Lease in accordance with the provisions of this First Amendment.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1. TERM. Paragraph 2 of the Lease is hereby amended to reflect that the term of the Lease is extended for five (5) years from June 1, 1999 through May 31, 2004 (the "Extension Period").

         2.       RENT.

                  Paragraph 3 of the Lease is amended to reflect that the fixed annual rent for the Demised Premises for the Extension Period shall be Two Hundred Forty Thousand ($240,000) Dollars payable in equal monthly installments of $20,000.00.

         3. OPTION TO RENEW.

                  (a) Paragraph 4(a) of the Lease is hereby modified to reflect that the "Option Period" shall be for a term of five (5) years commencing on June 1, 2004.

                  (b) Paragraph 4(b) of the Lease is hereby modified to reflect that Tenant's written notice to extend shall be delivered to Landlord not later than December 1, 2003.

                  (c) Paragraphs 4(c), 4(d), 4(e) and 4(f) of the Lease are hereby deleted and replaced by the following:

                  The fixed annual rent for the Option Period shall be equal to $330,000.00 and shall be payable in equal monthly installments of $27,500.00.

         4. GUARANTY TERMINATION. The guaranty set forth on page 31 of the Lease is hereby terminated.

         5. LANDLORD'S WORK. Landlord shall complete the following work on or before August 20, 1999:

                  a. Install new standard commercial grade carpeting in Tenant's office space, as selected by Tenant from Landlord's samples.

                  b. Repair loose floor tiles in tiled areas.

                  c. Extend HVAC system into back "file room" located in east corner of building.

                  d. Repair where needed outside spaulding concrete and paint the repaired area.

         6. HVAC SYSTEM. During the Extension Period, Landlord will maintain the HVAC System in working order.

         7. MISCELLANEOUS. Paragraph 20 of the Lease is hereby deleted in its entirety. All capitalized terms used in this First Amendment shall, unless otherwise defined herein, have the respective meanings ascribed to said terms in the Lease. All provisions of the Lease, except as expressly modified pursuant to this First Amendment, shall remain unchanged and in full force and effect.




                                    LANDLORD:
                                    FLORAL AVENUE ASSOCIATES, L.P.
                                    By: Floral Avenue GP, L.L.C.
                                    By: United States Land Resources, L.P.
                                    By: United States Realty Resources, Inc.



                                    By:
                                       ----------------------------------------
                                        LAWRENCE S. BERGER, PRESIDENT


                                    TENANT
                                    RTK CORPORATION


                                    By: /s/ ROY D. TARTAGLIA
                                       ----------------------------------------
                                        ROY TARTAGLIA, CEO


                                    By: /s/                            7/13/99
                                       ----------------------------------------
                                                         CONTROLLER